                                                                    Exhibit 99.1

[THE BUCKLE, INC. LOGO]                                         THE BUCKLE, INC.


                                              2407 W. 24th St. Kearney, NE 68845

                                            P.O. Box 1480 Kearney, NE 68848-1480

                                                             PHONE: 308-236-8491

                                                               FAX: 308-236-4493

                                                             WEB: www.buckle.com

FOR IMMEDIATE RELEASE: September 8, 2005

CONTACT:    Karen B. Rhoads, Chief Financial Officer
            THE BUCKLE, INC.
            308/236-8491

                                THE BUCKLE, INC.
                 TO PRESENT AT ROTH CAPITAL PARTNERS CONFERENCE

KEARNEY, NE, September 8, 2005 -- The Buckle, Inc. (NYSE/ BKE) is scheduled to present at the Roth Capital Partners New York Conference at the Westin New York at Times Square on Thursday, September 8, 2005 at 12:00 p.m. EST. The Buckle, Inc. will be represented at the conference by Karen Rhoads, Vice President of Finance and Chief Financial Officer, and Kyle Hanson, Corporate Secretary and General Counsel. The Company will review past financial performance and provide a general overview of the Company and its approach to business.

The presentation will be posted in two files on the Company's web site for a period of 14 days. One file will contain the narrative and the second file the visual presentation.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 333 retail stores in 38 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

                                       ###